Exhibit 5.1

Lenz & Staehelin

Route de Chêne 30

CH-1211 Geneva 6

Tel: +41 58 450 70 00

Fax: +41 58 450 70 01

Brandschenkestrasse 24

CH-8027 Zurich

Tel: +41 58 450 80 00

Fax: +41 58 450 80 01

Avenue de Rhodanie 40C

CH-1007 Lausanne

Tel: +41 58 450 70 00

Fax: +41 58 450 70 01

www.lenzstaehelin.com

ObsEva SA

Chemin des Aulx 12

1228 Plan-les-Ouates

Switzerland

Geneva, August 3, 2022

ObsEva SA – Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special Swiss counsel to ObsEva SA (the “Company”) in connection with the filing of a registration statement on Form F-3 (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), up to 20,326,980 common shares, par value of CHF 1/13 each (the “Offered Shares”), of the Company issuable pursuant to the conversion of USD 7,662,087.88 of principal of convertible notes, plus USD 181,974.59 of accrued interests thereon, held by or issuable to JGB (Cayman) Port Ellen Ltd., as further described in the Registration Statement and the Original Registration Statement (as described below).

As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	REVIEWED DOCUMENTS

For the purpose of giving this opinion, we have only examined the following documents (the “Documents”):

(i)	the Registration Statement;

(ii)

the registration statement on Form F-3, filed with the Securities Exchange Commission (the “SEC”) on November 10, 2021, and declared effective on November 22, 2021 (the “Original Registration Statement”)

Partners Geneva: Shelby R. du Pasquier · Guy Vermeil · François Rayroux · Jean-Blaise Eckert · Daniel Tunik · Olivier Stahler · Andreas Rötheli · Xavier Favre-Bulle · Benoît Merkt · David Ledermann · Jacques Iffland · Daniel Schafer · Miguel Oural · Fedor Poskriakov · Frédéric Neukomm · Cécile Berger Meyer · Rayan Houdrouge · Floran Ponce · Valérie Menoud · Hikmat Maleh · Sevan Antreasyan · Roman Graf ·

Zurich: Patrick Hünerwadel · Stefan Breitenstein · Matthias Oertle · Martin Burkhardt · Heini Rüdisühli · Marcel Meinhardt ·Patrick Schleiffer · Thierry Calame · Beat Kühni · Lukas Morscher · Tanja Luginbühl · Prof. Jürg Simon · Matthias Wolf · Hans-Jakob Diem ·Prof. Pascal Hinny · Harold Frey · Marcel Tranchet · Tino Gaberthüel · Astrid Waser · Stephan Erni · Dominique Müller · Alexander Greter ·Peter Ling · Simone Ehrsam · Fabiano Menghini

Lausanne: Lucien Masmejan

Admitted to the Bar

(iii)	the prospectus on Form 424(b)(7), filed with the SEC on November 23, 2021, under the Original Registration Statement;

(iv)

a copy of the articles of association of the Company, as at May 18, 2022, as downloaded from the website of the Canton of Geneva (https://www.ge.ch/recherche-entreprises-dans-registre-du-commerce-geneve) on August 3, 2022 at 4:49 pm CEST (the “Articles of Association”);

(v)

a copy of an extract from the Commercial Register of the Canton of Geneva, dated August 3, 2022, as downloaded from the website of the Canton of Geneva (https://www.ge.ch/recherche-entreprises-dans-registre-du-commerce-geneve) on August 3, 2022 at 4:50 pm CEST, in respect of the Company (the “Register Extract”); and

(vi)	a request for a moratorium filed with the Tribunal of First Instance of the Canton of Geneva, on July 27, 2022 (the “Moratorium Request”).

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

2.	ASSUMPTIONS

In rendering the opinion below, we have assumed:

(a)	the completeness of and conformity to the originals of all Documents submitted to us as drafts or copies;

(b)	that the Articles of Association are in all respect similar to a certified copy of such document which would have been issued by the Commercial Registry of the Canton of Geneva;

(c)	to the extent relevant for the purpose of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate;

(d)

that (i) the number of Offered Shares will not exceed the number of common shares that may be issued under the Articles of Association (as may be amended from time to time), (ii) the Registration Statement will be effective, (iii) the Prospectus will be effective, (iv) the issuance of and payment for the Offered Shares will be made in compliance with the Articles of Association (as may be amended from time to time), the Registration Statement, the Original Registration Statement and the Prospectus, (v) the consideration received by the Company for the issuance of the Offered Shares will be fully paid and will not be less than the par value of such Offered Shares, (vi) to the extent applicable, the Offered Shares will be issued in accordance with articles 647 – 653e, 931a – 937 and 973c of the Swiss Code of Obligations as well as the relevant intermediated securities regulations and commercial registry regulations, and (vii) the issuance and payment of the Offered Shares will be made in accordance with the Articles of Association (as may be amended from time to time) and organizational regulations of the Company, any applicable law or any requirement or restriction imposed by any court or governmental body having jurisdiction on the Company;

(e)

that prior to the delivery of any Offered Shares, the board of directors of the Company shall have duly authorized the issuance of such Offered Shares in accordance with the Articles of Association (as may be amended from time to time), that such authorization shall not have been amended or rescinded, and that all necessary corporate actions of the Company to approve the issuance and sale of the Offered Shares shall have been performed in accordance with the Articles of Association (as may be amended from time to time); and

(f)	that all Offered Shares will be sold in the manner stated in the Registration Statement, the Original Registration Statement and the Prospectus.

3.	OPINION

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Offered Shares, if and when issued, will be validly issued, fully paid-in and non-assessable.

4.	QUALIFICATIONS

The above opinion is subject to the following qualifications:

(a)

This opinion is limited to Swiss law as existing and interpreted on the date hereof. We have abstained from examining any issues of any other jurisdiction and therefore no opinion on matters other than Swiss law is to be inferred from this opinion.

(b)

In this opinion, Swiss legal concepts are expressed in the English language and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

(c)

This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

(d)

Although the topic may have been debated in the Swiss legal literature, a set-off effected before the debtor is declared bankrupt or is subject to a moratorium (sursis concordataire), emergency moratorium (sursis extraordinaire), or composition (concordat) pursuant to the Debt Enforcement and Bankruptcy Act (“DEBA”) is valid. The creditor benefiting from the set-off may however be subject to claims or other challenges under a so-called action pauliana if the set-off took place during a certain period preceding the DEBA proceedings and the set-off can be considered an avoidance transaction, which may for example be the case if the debtor was already over-indebted at the time of set-off.

(e)	We express no opinion as to the accuracy or completeness of the information contained in the Registration Statement, the Original Registration Statement or the Prospectus.

(f)

We express no opinion as to any commercial, calculating, auditing or other non-legal matters, including for what regards the decisions of the board of directors to cancel pre-emptive rights of existing shareholders. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the incorporation by reference of this opinion in the Registration Statement, and to the references to us under the heading “Legal Matters” contained in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Lenz & Staehelin

5